EXHIBIT 99.1
                                                                    ------------

                             U. S. GOLD CORPORATION

                             N E W S  R E L E A S E

          2201 Kipling Street, Suite 100, Lakewood, Colorado 80215-1545
                       (303) 238-1438 FAX: (303) 238-1724

                   U.S. GOLD CORPORATION SUBSIDIARY IN MEXICO
                 CONTINUES EXPLORATION OF HIGH-GRADE GOLD SYSTEM

Denver, CO. -January 27, 2004 - U.S. Gold Corporation (OTC BB: USGL; Berlin
Exchange: US8) reported today an exploration program update by its 40% owned subsidiary, Gold Resource Corporation, on the El Aguila property in Oaxaca, Mexico.

     Gold Resource is in the process of contracting to reopen the old underground workings so access can be gained for mapping and sampling at the El Aguila property. Two previous rounds of surface drilling by Gold Resource have determined that a high-grade gold/silver system exists.

     "Our drilling to date has discovered a near surface, sub-horizontal silica manto that had not been previously mined. That drilling has shown continuity of the manto with 25 high-grade intercepts (above 3 g/tonne Au, 0.09oz/ton) having a weighted average of approximately 9.5 g/tonne gold (0.28 oz/ton) and 90 g/tonne silver (2.6 oz/ton) over an average 5.3 meter thickness (17.5 feet). Additional drilling is anticipated to continue to delineate this near surface high-grade mineralization that could be mined as an open pit. Gold Resource also wants to examine historic underground mine workings to establish deeper exploration targets as part of the next drilling phase. The historic mining at El Aguila, where Phase I and II drilling were focused, is thought to have occurred both as veins and replacement deposits at the contact between the sedimentary and the volcanic rocks at a depth of about 150 meters," said William
W. Reid, president of both Gold Resource Corporation and U.S. Gold.

     In addition, Gold Resource is developing exploration targets in other areas of its 3,800 hectares (14.7 square mile) property position . One kilometer from the current drilling is the El Aire historic mine area. Regarding this area, a Mexican government report dated 1968 states that mineralization grading 5.1 grams gold and 513 grams silver remains in the mine. In addition, in the La Tehuana historic mine area, approximately 4 kilometers distance from the current drilling, a 1905 government report notes that this area has high grade silver mineralization. Gold Resource is proceeding to confirm the presence of this gold and silver mineralization and to develop possible targets in these areas to be included in the next round of drilling.

     The pre-feasibility study by Lyntek Inc., a Denver engineering firm, is progressing well and the new metallurgical testwork has confirmed previous testwork that the gold and silver are easily recoverable by milling. The study is intended to define the operating and capital costs for a 750 tonne/day mining and milling operation so a determination can be made at what minimum resource level a production decision can be made. Continued on next page. Canyon Resources Corporation (AMEX: CAU) is funding the El Aguila exploration program and can earn a 50% interest in the property by funding $3.5 million in exploration and development expenditures. Canyon has funded $500,000 to date.


                            Continued on next page.

     U.S. Gold Corporation also holds a 45% interest in the Tonkin Springs gold mine property in Eureka County, Nevada, which is being developed under a joint venture with BacTech Mining Corporation (TSX-V: BM). BacTech is providing $12 million of development funding under the agreement and is targeting gold production from Tonkin Springs in 2004.

THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A "SAFE HARBOR" FOR CERTAIN FORWARD-LOOKING STATEMENTS. OPERATING, EXPLORATION AND FINANCIAL DATA, AND OTHER STATEMENTS IN THIS PRESS RELEASE ARE BASED ON INFORMATION THAT THE COMPANY BELIEVES REASONABLE, BUT INVOLVE SIGNIFICANT UNCERTAINTIES AS TO FUTURE GOLD PRICES, COSTS, ORE GRADES, MINING AND PROCESSING CONDITIONS, AND REGULATORY AND PERMITTING MATTERS. ACTUAL RESULTS AND TIMETABLES COULD VERY SIGNIFICANTLY.